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                                                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 being filed by Appalachian Bancshares, Inc. of our report dated February 5, 1999, on the consolidated financial statements of Appalachian Bancshares, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, and of our report dated October 26, 1999, on the unaudited consolidated financial statements of Appalachian Bancshares, Inc. and subsidiaries as of September 30, 1999 and 1998 and for the nine months then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.


Birmingham, Alabama                        /s/ Schauer, Taylor, Cox & Vise, P.C.
December 9, 1999                           -------------------------------------
                                           Schauer, Taylor, Cox & Vise, P.C.